Exhibit 99.1

TriNet Announces $30 Million Increase to Stock Repurchase Program

SAN LEANDRO, Calif. – November 25, 2014 – TriNet Group, Inc. (NYSE:TNET), a leading cloud-based provider of HR services, today announced that its Board of Directors has approved a $30 million increase to its ongoing stock repurchase program, authorizing the company to repurchase in the aggregate up to $45 million of its outstanding common stock. The program was initially approved by the company’s Board of Directors in May 2014 to authorize the company to repurchase in the aggregate up to $15 million of its outstanding common stock. TriNet has repurchased approximately $15 million of its outstanding common stock year-to-date in 2014.Stock repurchases under the program are intended to offset the dilutive effect of share-based employee incentive compensation.

Under the program authorized by its Board of Directors, TriNet may repurchase shares in open-market purchases or through privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The extent to which TriNet repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations, as determined by TriNet’s management team. The purchases will be funded from existing cash balances.

About TriNet

TriNet is a leading provider of a comprehensive human resources solution for small to medium-sized businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.

Forward Looking Statements

This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent of TriNet’s stock repurchase program, the manner, timing and extent to which TriNet repurchases shares pursuant to the program, and the source of funds for such repurchases. These statements are not guarantees and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from forecasted results. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include changes in general economic conditions and the economic conditions affecting specific industries and geographies. In addition, these forward-looking statements do not constitute a forecast or prediction with regard to TriNet’s future performance. TriNet’s future performance is inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, including without limitation: market acceptance of HR outsourcing and services; TriNet’s ability to grow its sales force; client attrition; TriNet’s ability to identify, acquire and integrate acquisition candidates; changes in workers compensation and health insurance claims; and changes in state and federal laws. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission (SEC), including TriNet’s most recent quarterly report on Form 10-Q filed with the SEC on November 6, 2014 and TriNet’s other reports and filings with the SEC, and could cause actual results to vary from expectations. All information provided in this press release is as of the date hereof and TriNet undertakes no duty to update this information except as required by law.

Contacts
Investors:	Media:
Alex Bauer	Jock Breitwieser
TriNet	TriNet
investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.